                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                ________________

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                September 4, 2001
                Date of report (date of earliest event reported)

                             ROPER INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                1-12273                                  51-0263969
        (Commission file number)               (IRS Employer Identification No.)

          160 Ben Burton Road
            Bogart, Georgia                                 30622
(Address of principal executive offices)                  (Zip Code)

                                 (706) 369-7170
              (Registrant's telephone number, including area code)

                                       NA
          (Former name or former address if changed since last report)

Item 2.   Acquisition or Disposition of Assets.

     On September 4, 2001, the Registrant completed the acquisition of 100% of the outstanding ownership interests in Struers Holdings A/S for total arms-length negotiated consideration of cash of approximately $151 million. Struers Holdings A/S was acquired from a group of direct investors and limited partnerships, for whom EQT Scandinavia I acted as investment manager, and a group of management shareholders. Registrant's financing of this acquisition was from its existing credit facilities that are described in Registrant's Quarterly Report on Form 10-Q for the period ended July 31, 2001.

     Struers Holdings A/S has two primary businesses - Struers, based in Denmark, and Logitech, based in Scotland. Struers designs, manufactures and markets materialographic preparation equipment and consumables used in quality inspection, failure analysis and research of solid materials. Logitech designs, manufactures and markets high-precision material shaping equipment used principally in the production of advanced materials for the semiconductor and opto-electronics markets. Registrant intends to continue these businesses.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial statements of business acquired (included in Annex A).

          .    Consolidated balance sheets at June 30, 2001 and December 31,
               2000.
          .    Consolidated income statements for the six months ended June 30,
               2001 and 2000 and the year ended December 31, 2000.
          .    Consolidated cash flow statements for the six months ended June
               30, 2001 and 2000 and the year ended December 31, 2000.
          .    Independent auditors' report.

     (b) Pro forma financial information (included in Annex A).

          .    Combined balance sheet at July 31, 2001.
          .    Combined income statement for the nine months ended July 31,
               2001.
          .    Combined income statement for the year ended October 31, 2000.

     (c) Exhibits.

          23.1 Consent of independent auditors.
          99.1 Acquisition agreement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ROPER INDUSTRIES, INC.

                                   By: /s/ Martin S. Headley
                                       -------------------------------------
December 13, 2001                      Martin S. Headley, Vice President and
                                       Chief Financial Officer

                                                                         Annex A

Item 7(a) Financial statements of business acquired


The historical financial information related to Struers Holdings A/S addressed by the following independent auditors' report and presented in the associated financial statements were prepared using accounting standards in accordance with the Danish Annual Accounts Act and Danish accounting standards.

The applicable rules of the U.S. Securities and Exchange Commission pertaining to this filing do not require the Registrant to provide a reconciliation between this financial information and what it would be reported under generally accepted accounting principles applied in the United States.

                          Independent Auditors' Report

We have audited the consolidated accounts of Struers Holdings A/S for the year ended December 31, 2000 presented by the Board of Directors and Management.

Basis of Opinion

We planned and conducted our audit in accordance with generally accepted Danish auditing principles and international standards on auditing (ISA) to obtain reasonable assurance that the accounts are free from material misstatement. Based on an evaluation of materiality and risk, during the audit, we tested the basis and documentation for the amounts and disclosures in the accounts. An audit includes an assessment of the accounting policies applied and the accounting estimates made. In addition, we evaluated the overall adequacy of the presentation in the accounts.

Our audit did not result in any qualifications.

Opinion

In our opinion, the consolidated accounts for the year ended December 31, 2000 of Struers Holdings A/S have been presented in accordance with the accounting provisions of Danish legislation and give a true and fair view of the consolidated assets and liabilities, financial position and profit as of and for the year ended December 31, 2000.

KPMG C.Jesperson
Copenhagen, Denmark
March 20, 2001

                      Struers Holdings A/S and Subsidiaries
                         Consolidated Income Statements
                                 (in thousands)

                                                                                        Year ended
                                                Six months ended June 30,              December 31,
                                        ----------------------------------------
                                               2001                  2000                  2000
                                        ------------------    ------------------    ------------------
                                                      (unaudited)
Net sales                               DKK        352,265    DKK        282,241    DKK        604,861
Cost of goods sold                                 132,994               109,301               236,148
                                        ------------------    ------------------    ------------------

Gross profit                                       219,271               172,940               368,713

Selling and distribution costs                      96,762                88,325               183,283
Development costs                                   13,933                11,315                22,240
Administrative expenses                             20,867                22,652                48,099
Goodwill amortization                               15,178                15,173                30,347
                                        ------------------    ------------------    ------------------

Operating profit                                    72,531                35,475                84,744

Interest income                                      2,028                   752                 3,214
Interest expense                                    16,258                15,353                33,107
Extraordinary charges                                    -                 8,000                     -
                                        ------------------    ------------------    ------------------

Earnings before income taxes                        58,301                12,874                54,851

Income taxes                                        26,547                11,096                30,762
                                        ------------------    ------------------    ------------------

Net earnings                            DKK         31,754    DKK          1,778    DKK         24,089
                                        ==================    ==================    ==================

          See accompanying notes to consolidated financial statements.

                      Struers Holdings A/S and Subsidiaries
                        Consolidated Cash Flow Statements
                                 (in thousands)


                                                                                                     Year ended
                                                             Six months ended June 30,              December 31,
                                                     ----------------------------------------
                                                            2001                  2000                  2000
                                                     ------------------    ------------------    ------------------
                                                                   (unaudited)
Net sales                                            DKK        352,265    DKK        282,241    DKK        604,861
Costs and expenses                                              267,018               236,624               489,500
                                                     ------------------    ------------------    ------------------

Net cash provided from operating activities
   before changes in working capital                             85,247                45,617               115,361

Change in inventory                                             (10,269)               (8,053)              (13,466)
Change in accounts receivable                                   (23,528)              (18,127)              (21,022)
Change in accounts payable and other liabilities                (12,417)              (12,014)               (1,211)
Interest paid                                                   (17,277)              (14,790)              (29,351)
Income taxes paid                                               (13,836)              (11,224)              (22,719)
                                                     ------------------    ------------------    ------------------

Net cash provided from (used by)
   operating activities                                           7,920               (18,591)               27,592
                                                     ------------------    ------------------    ------------------

Capital expenditures                                             (8,385)               (4,400)              (10,386)
Proceeds from sales of assets                                       177                   134                   606
                                                     ------------------    ------------------    ------------------

Net cash used by investing activities                            (8,208)               (4,266)               (9,780)
                                                     ------------------    ------------------    ------------------

Debt borrowings (payments)                                          (80)               25,470                20,845
                                                     ------------------    ------------------    ------------------

Net cash provided from (used by)
   financing activities                                             (80)               25,470                20,845
                                                     ------------------    ------------------    ------------------

Net cash provided from (used by) operating,
   investing and financing activities                              (368)                2,613                38,657
Cash and cash equivalents at the beginning
   of the period                                                 68,571                29,358                29,358
Unrealized value adjustments of cash and
   cash equivalents                                               1,798                   282                   556
                                                     ------------------    ------------------    ------------------

Cash and cash equivalents at the end of the
   period                                            DKK         70,001    DKK         32,253    DKK         68,571
                                                     ==================    ==================    ==================

          See accompanying notes to consolidated financial statements.

                      Struers Holdings A/S and Subsidiaries
                           Consolidated Balance Sheets
                                 (in thousands)


                                                                                June 30,            December 31,
                                                                                  2001                  2000
                                                                           ------------------    ------------------
                                                                               (unaudited)
Cash                                                                       DKK         77,073    DKK         75,551
Accounts receivable                                                                   158,645               130,393
Inventory                                                                             103,926                91,204
Income taxes                                                                           27,537                34,270
Other current assets                                                                    2,966                 2,554
                                                                           ------------------    ------------------

     Total current assets                                                             370,147               333,972

Property and equipment                                                                 30,817                27,663
Goodwill                                                                              503,359               518,381
Other noncurrent assets                                                                10,915                10,191
                                                                           ------------------    ------------------

     Total assets                                                          DKK        915,238    DKK        890,207
                                                                           ==================    ==================


Notes payable and current portion of long-term debt                        DKK          7,072    DKK         21,980
Accounts payable                                                                       32,242                46,268
Accrued liabilities                                                                    52,448                53,469
Income taxes                                                                           18,130                10,706
                                                                           ------------------    ------------------

     Total current liabilities                                                        109,892               132,423

Long-term debt                                                                        493,083               476,970
Income taxes                                                                                -                   517
Other noncurrent liabilities                                                           14,153                13,967
                                                                           ------------------    ------------------

     Total liabilities                                                                617,128               623,877
                                                                           ------------------    ------------------

Share capital                                                                          50,343                50,343
Retained profit                                                                       239,240               206,749
Convertible bond                                                                        8,527                 8,876
Other                                                                                       -                   362
                                                                           ------------------    ------------------

     Total equity                                                                     298,110               266,330
                                                                           ------------------    ------------------

     Total liabilities and equity                                          DKK        915,238    DKK        890,207
                                                                           ==================    ==================

          See accompanying notes to consolidated financial statements.

                      Struers Holdings A/S and Subsidiaries
                   Notes to Consolidated Financial Statements


Accounting policies

     The consolidated accounts for the six months ended June 30, 2001 and 2000 and the year ended December 31, 2000 have been prepared in accordance with the Danish Annual Accounts Act and Danish accounting standards. The consolidated accounts for the interim six-month periods ended June 30, 2001 and 2000 are unaudited.

     Consolidation policy
     --------------------

     The consolidated accounts comprise the parent company, Struers Holdings A/S, and subsidiary undertakings in which Struers Holdings A/S controls more than 50% of the voting rights. Intercompany revenues and expenses, receivables and payables and gains and losses are eliminated.

     Revenue recognition
     -------------------

     Revenue from the sale of goods is recognized as invoiced.

     Production costs
     ----------------

     Production costs compose costs including depreciation and wages and salaries incurred in order to obtain revenue. Costs of goods sold is matched against the corresponding revenue.

     Selling and distribution costs
     ------------------------------

     Selling and distribution costs comprise costs regarding sales personnel, advertising and exhibition expenses, depreciation and amortization, etc.

     Development costs
     -----------------

     Development costs comprise costs for development, including depreciation. Development costs are charged to expense as paid.

     Administrative expenses
     -----------------------

     Administrative expenses comprise expenses regarding administrative staff and management, etc., including depreciation and amortization.

     Interest receivable and payable
     -------------------------------

     Interest receivable and payable as well as similar income and charges and realized and unrealized exchange gains and losses regarding loans with subsidiaries. Furthermore, interest receivable and payable comprise income from sale of warrants.

     Extraordinary income and charges
     --------------------------------

     Extraordinary income and charges comprise income and charges resulting from activities other than ordinary ones.

     Tax on profit/loss
     ------------------

     The expected tax payable on taxable income for a period is charged to the profit and loss account together with changes in the provision for deferred taxation. Taxation in respect of extraordinary items is shown separately. Deferred taxation is calculated as the difference between net book and

                      Struers Holdings A/S and Subsidiaries
                   Notes to Consolidated Financial Statements


     tax values. Provision for deferred taxation is made for accounts receivable, inventory and tangible fixed assets. If the deferred taxation is an asset, the amount is recorded at a value which is not higher than the anticipated future applications. No provision has been made for deferred taxation of undistributed ownership interests in subsidiary earnings as it is the parent company's intention to hold interests for more than three years. The company is comprised by a tax on account scheme. Additions, deductions and compensations regarding tax payments are included in interest receivable and payable.

     Intangible fixed assets
     -----------------------

     Intangible fixed assets are valued at cost less accumulated amortization. Amortization is provided on a straight-line basis over the expected useful lives of the assts. The maximum amortization period is five years.

     Tangible fixed assets
     ---------------------

     Land and buildings are valued at cost less accumulated depreciation on buildings, or utility value where this is lower for reasons not considered temporary. Plant and machinery and fixtures and other equipment are valued at purchase price less accumulated depreciation, or at a utility value where this is lower for reasons not considered temporary.

     Depreciation is provided on a straight-line basis over the expected useful lives of the assets. The expected useful lives for buildings are 25 years and 3-5 years for plant and machinery and fixtures and other equipment.

     Assets with a cost of less than DKK 9,500 per unit are charged to expense when acquired. Public contributions are set off against the cost of the additions during the period.

     Inventory
     ---------

     Raw materials and consumables are valued at cost. Work in process and finished goods are valued at cost consisting of the cost of raw materials and consumables with the addition of production costs and other costs directly or indirectly related to the individual goods.

     Cost is determined using the first-in first-out method.

     Provision is made for obsolescence on slow-moving goods.

     Accounts receivable
     -------------------

     Accounts receivable are valued at nominal value less provisions for anticipated losses.

     Provisions for liabilities and charges
     --------------------------------------

     Provision for pension obligations are computed at sum of pension obligations at the balance sheet date.

     Foreign currency translation
     ----------------------------

     Receivables, payables and other items denominated in a currency other than a functional currency which have not been settled at the balance sheet date are translated into the functional currency at the exchange rate for the balance sheet date. Resulting gains and losses are recognized on the income statement.

                      Struers Holdings A/S and Subsidiaries
                   Notes to Consolidated Financial Statements


     To the extent that the value of receivables, payables and other items denominated in a currency other than a functional currency are hedged toward forward exchange transactions, the items are translated at the hedged rates.

     Statements of cash flows
     ------------------------

     The cash flow statements show inflows and outflows of cash during a period as well as the cash and cash equivalents at the beginning and the end of the period.

     Cash flows from operating activities are presented indirectly and are calculated as revenues less operating charges and adjusted for non-cash operating items, changes to the operating capital, financial and extraordinary items paid and corporate taxes paid.

     Cash flows from investing activities include payments in connection with the acquisition and sale of fixed assets and securities included in investing activities.

     Cash flows from financing activities include payments to and from shareholders and the raising of and repayments of mortgage loans and other long-term creditors.

     Cash and cash equivalents
     -------------------------

     Cash and cash equivalents include cash at bank and in hand and easily realizable securities subject to an insignificant risk of changes in value.

Note 1    Revenues

     The distribution of revenues on geographical markets has been excluded for competitive reasons, cf. section 49, paragraph 2 of the Danish Annual Accounts Act.

Note 2    Interest receivable and similar income

                                                                                     Year ended
                                                                                      Dec. 31,
                                                                                        2000
                                                                                  ---------------
                                                                                       (000s)
     Other interest receivable and exchange rate gains                            DKK       2,635
     Net income from sale of warrants                                                         579
                                                                                  ---------------

                                                                                  DKK       3,214
                                                                                  ===============

Note 3    Interest payable and similar charges

                                                                                     Year ended
                                                                                      Dec. 31,
                                                                                        2000
                                                                                  ---------------
                                                                                       (000s)
     Other interest payable and exchange rate loss                                DKK      33,107
                                                                                  ---------------

                                                                                  DKK      33,107
                                                                                  ===============

                     Struers Holdings A/S and Subsidiaries
                   Notes to Consolidated Financial Statements


Note 4        Tax on profit for the year
                                                                  Year ended
                                                                    Dec. 31,
                                                                     2000
                                                                ---------------
                                                                    (000s)

     Tax on taxable income                                      DKK      27,648
     Adjustments regarding previous years                                   115
     Adjustment of deferred taxation                                      2,999
                                                                ---------------

                                                                DKK      30,762
                                                                ===============

     Corporate taxes paid                                       DKK      22,719
                                                                ===============


Note 5        Goodwill

                                                                 Accumulated
                                                    Cost        Amortization
                                              ---------------   ---------------
                                                        (in thousands)

     Balance at December 31, 1999             DKK     608,855   DKK     (60,257)
     Exchange rate adjustments in foreign
     companies                                            152               (20)
     Amortization                                           -           (30,349)
                                              ---------------   ---------------

     Balance at December 31, 2000             DKK     609,007   DKK     (90,626)
                                              ===============   ===============


Note 6        Property and equipment

                                                                                      Fixtures         Leasehold
                                                   Land and         Plant and         and other         improve-
                                                   buildings        machinery         equipment          ments
                                               ---------------   ---------------  ---------------   ---------------
                                                                          (in thousands)
     Cost:
         Balance at December 31, 1999          DKK      18,422   DKK      35,969  DKK      26,688   DKK       1,168
         Exchange rate adjustments                        (321)              428              (63)               (6)
         Additions                                           -             3,288            5,938                 -
         Dispositions                                        -               (84)          (2,019)                -
                                               ---------------   ---------------  ---------------   ---------------

         Balance at December 31, 2000          DKK      18,101   DKK      39,601  DKK      30,544   DKK       1,162
                                               ===============   ===============  ===============   ===============

     Depreciation and amortization:
         Balance at December 31, 1999          DKK      (8,192)  DKK     (26,817) DKK     (17,665)  DKK        (962)
         Exchange rate adjustments                         139              (145)            (656)                6
         Additions                                        (664)           (4,471)          (3,955)              (57)
         Dispositions                                        -                84            1,610                 -
                                               ---------------   ---------------  ---------------   ---------------

         Balance at December 31, 2000          DKK      (8,717)  DKK     (31,349) DKK     (20,666)  DKK      (1,013)
                                               ===============   ===============  ===============   ===============


                                                                   Year ended December 31, 2000
                                               ----------------------------------------------------------------------
                                                                  Selling and
                                                  Production      distribution      Development          Admin.
                                               ---------------   ---------------  ---------------   ---------------

     Depreciation and amortization             DKK       2,943   DKK       3,970  DKK         474   DKK       1,760
                                               ===============   ===============  ===============   ===============

                     Struers Holdings A/S and Subsidiaries
                   Notes to Consolidated Financial Statements



Note 7        Deferred taxes

                                                    Asset          Liability
                                              ---------------   ---------------
                                                        (in thousands)

     Balance at December 31, 1999             DKK      30,847   DKK        (609)
     Exchange rate adjustments                            174                93
     Additions                                              -                (1)
     Adjustments                                       (1,287)                -
                                              ---------------   ---------------

     Balance at December 31, 2000             DKK      29,734   DKK        (517)
                                              ===============   ===============


Note 8        Own shares

     At December 31, 2000, Struers Holdings A/S held 12,500 shares of its outstanding shares, or 0.25% of total shares outstanding. The cost of these shares was DKK 362,000 and was included in other current assets.

Note 9        Capital and reserves

                                                     Share            Share           Retained
                                                    capital          premium           profit            Other
                                               ---------------   ---------------  ---------------   ---------------
                                                                          (in thousands)
     Balance at December 31, 1999              DKK      50,343   DKK     190,790  DKK      (9,588)  DKK         600
     Exchange rate adjustments                               -                 -            1,220                 -
     Reclassifications                                       -          (190,790)         191,028              (238)
     Profit for the year                                     -                 -           24,089                 -
                                               ---------------   ---------------  ---------------   ---------------

     Balance at December 31, 2000              DKK      50,343   DKK           -  DKK     206,749   DKK         362
                                               ===============   ===============  ===============   ===============

     Share capital consists of 5,034,328 shares of DKK 10 each.

     Struers Holdings A/S has issued warrants of a total nominal value of DKK 9,642,000. The issue price amounts to DKK 68 per share of nominal DKK 10 for half the warrants, while the price of the remaining part amounts to DKK 100 per share of nominal DKK 10.

     The warrants can be used either entirely or partially at any given time until January 30, 2004.

Note 9        Convertible bond loan

     The convertible bond loans are simplified and has status of subordinated loan capital. The lenders are thus subordinated all creditors whose claims cannot be covered by the Company's funds in case of a bankruptcy. However, the convertible bond loans are always paid before the share capital.

     The convertible bond loan can, according to the lender's choice, be converted into shares in the Company until January 30, 2004. The conversion price is DKK 48-57.

Note 10       Long-term creditors

     Of total long-term indebtedness at December 31, 2000, DKK 327.0 million falls due for payment after December 31, 2005.

                     Struers Holdings A/S and Subsidiaries
                   Notes to Consolidated Financial Statements



Note 11 Contingent liabilities and securities

                                                                   Dec. 31,
                                                                    2000
                                                               ---------------
                                                                    (000s)
     Rent and leasing obligations                              DKK      40,284
     Guarantee obligations                                                 140
     Other obligations                                                     450

     Struers Holdings A/S and its subsidiaries has contracted with sub-suppliers, etc. The obligation does not exceed DKK 3 million.

Note 12       Financial instruments

     As guarantee for future turnover, Struers Holdings A/S has entered into the following forward exchange transactions:

                                               Contract            Value at
                                                amount             exchange         Unrealized
                                               stated at           rates at        loss/gain at
                                                agreed             Dec. 31,          Dec. 31,
                                                prices               2000              2000
                                          -----------------    ---------------    ---------------
                                                                (in thousands)
     United States dollars                DKK       128,820    DKK     142,604    DKK     (13,784)
     Deutsche marks                                  15,802             15,759                 43
     Japanese yen                                   111,749            106,796              4,953
     British pounds                                  24,718             25,710               (992)
     French francs                                    5,712              5,689                 23
     Euros                                           36,676             35,569                107
                                          -----------------    ---------------    ---------------

                                          DKK       323,477    DKK     332,127    DKK      (9,650)
                                          =================    ===============    ===============


Note 13 Net cash inflow from operating activities before any change in working capital

     The following data is for the year ended December 31, 2000 (in thousands).


     Profit before interest, etc.                              DKK      85,944
     Depreciation                                                       40,228
     Other                                                             (10,811)
                                                               ---------------

                                                               DKK     115,361
                                                               ===============

Note 14       Cash and cash equivalents

     Cash and cash equivalents at December 31, 2000 included the following components (in thousands).

     Cash at bank and in hand                                  DKK      75,551
     Bank loans and overdrafts                                          (6,980)
                                                               ---------------

                                                               DKK      68,571
                                                               ===============

                     Struers Holdings A/S ans Subsidiaries
                   Notes to Consolidated Financial Statements




Note 15       Management and employees

     Compensation costs for the year ended December 31, 2000 are presented in the following table (in thousands). Compensation for the management and board of directors of the parent holding company were DKK 3.1 million.

     Compensation costs by type:
         Wages and salaries                         DKK     149,005
         Pensions                                             4,263
         Social security                                     14,325
                                                    ---------------

                                                    DKK     167,593
                                                    ===============
     Compensation costs by function:
         Production                                 DKK      33,835
         Selling and distribution                            93,720
         Development                                         13,234
         Administration                                      26,804
                                                    ---------------

                                                    DKK     167,593
                                                    ===============
     Average number of employees                                383
                                                    ===============

Note 16 Transactions between Struers Holdings A/S and its subsidiaries and major shareholders, the board of directors and management

     During the year ended December 31, 2000, Struers Holdings A/S and its subsidiaries have not entered into transactions with its board of directors, management, major shareholders or with companies outside the consolidated group of companies in which the persons in question hold interests.

Note 17       Fee to the auditors appointed at the annual general meeting

     Total fees charged by KPMG C.Jesperson in respect of the financial year ended December 31, 2000 amount to DKK 26,000. Non-audit fees included amount to DKK 5,000.

Item 7(b)     Pro forma financial information


On September 4, 2001, Registrant completed the acquisition of all of the outstanding ownership interests in Struers Holdings A/S and its subsidiaries ("Struers"). Total consideration for this transaction was approximately $151 million of cash. Registrant's financing of this transaction was funded from its existing credit facilities.

The accompanying pro forma financial statements include a balance sheet as of July 31, 2001 (Registrant's most recent quarterly balance sheet prior to the acquisition) and income statements for the nine months ended July 31, 2001 (interim period corresponding with the balance sheet) and year ended October 31, 2001 (Registrant's most recent fiscal year completed prior to the acquisition). The dates for the Struers data correspond with those of the Registrant.

The pro forma information is intended to provide information about the continuing impact of this acquisition by showing how it might have affected Registrant's historical financial statements if the acquisition had been consummated at an earlier time. The accompanying pro forma information presumes this acquisition occurred at the beginning of each period presented. If this acquisition had occurred at an earlier date, the Registrant's subsequent consolidated results might have been different than presented in this pro forma information, and this pro forma information is not necessarily indicative of results that may be reported in the future.

Notes to combining pro forma balance sheet

A Total costs to complete the acquisition provided by credit facilities, and the elimination of Registrant's pushed-down basis in the net assets of Struers.

B Repayment of all previously existing indebtedness of Struers and allocation of the remaining costs to the estimated fair values of the net assets acquired.

Notes to combining pro forma income statements

A Elimination of goodwill amortization included in Struers' historical results. Struers' historical historical gets replaced by goodwill resulting from this transaction. This goodwill is not subject to amortization based on the actual date of the acquisition. The historical amortization has been eliminated to be most consistent with what the prospective accounting treatment is for goodwill as reported by Registrant.

B Amortization of other identified intangible assets reflected in Registrant's allocation of purchase costs to the fair values of net assets acquired.

C Incremental interest costs associated with Registrant's financing of the acquisition costs at its incremental borrowing rates compared to the historical interest expense reported by Struers that was associated with indebtedness paid off concurrent with the acquisition.

D Income taxes have been provided at the U.S. statutory rate of 35% on the other pro forma adjustments.

                      Struers Holdings A/S and Subsidiaries
                 Combining Pro Forma Balance Sheets (unaudited)
                                  July 31, 2001
                                 (in thousands)

                                                                                      Pro forma
                                                     Roper            Struers          entries          Combined
                                                 -------------    --------------    -------------    --------------
Cash and cash equivalents                        $      28,319             9,166    $           -    $       37,485
Accounts receivable                                    102,153            16,753                -           118,906
Inventory                                               88,366            12,122                -           100,488
Other                                                    4,539             3,491                -             8,030
                                                 -------------    --------------    -------------    --------------

     Total current assets                              223,377            41,532                -           264,909

Property and equipment                                  46,392             3,750                -            50,142
Intangible assets                                      335,838            58,866           61,269 B         455,973
Other                                                   10,596             1,367                -            11,963
                                                 -------------    --------------    -------------    --------------

     Total assets                                $     616,203    $      105,515    $      61,269    $      782,987
                                                 =============    ==============    =============    ==============


Notes payable and current portion
   of long-term debt                             $       6,999    $          802    $        (802)B  $        6,999
Accounts payable                                        25,692             3,079                -            28,771
Accrued liabilities                                     50,024             6,233                -            56,257
Income taxes                                             6,040             2,082                -             8,122
                                                 -------------    --------------    -------------    --------------

     Total current liabilities                          88,755            12,196             (802)          100,149

Long-term debt                                         212,148            57,341          153,809 A         365,957
                                                                                          (57,341)B
Other                                                    8,045             1,581                -             9,626
                                                 -------------    --------------    -------------    --------------

     Total liabilities                                 308,948            71,118           95,666           475,732
                                                 -------------    --------------    -------------    --------------

Total equity                                           307,255            34,397         (153,809)A         307,255
                                                                                          119,412 B
                                                 -------------    --------------    -------------    --------------

     Total liabilities and equity                $     616,203    $      105,515    $      61,269    $      782,987
                                                 =============    ==============    =============    ==============

          See accompanying notes to combining pro forma balance sheet.

                     Roper Industries, Inc. and Subsidiaries
                Combining Pro Forma Income Statements (unaudited)
                           Year Ended October 31, 2000
                                 (in thousands)

                                                                                       Pro forma
                                                      Roper            Struers          entries          Combined
                                                 -------------    --------------    -------------    --------------
Net sales                                        $     503,813    $       74,463    $           -    $      578,276
Cost of goods sold                                     244,989            29,781                -           274,770
                                                 -------------    --------------    -------------    --------------

Gross profit                                           258,824            44,682                -           303,506

Selling, general and administrative costs              170,628            35,774           (3,865)A         203,887
                                                                                            1,350 B
                                                 -------------    --------------    -------------    --------------

Operating profit                                        88,196             8,908            2,515            99,619

Other income                                             1,218               222                -             1,440
Interest expense                                        13,483             3,931            3,189 C          20,603
                                                 -------------    --------------    -------------    --------------

Earnings before income taxes                            75,931             5,199             (674)           80,456

Income taxes                                            26,653             3,059             (236)D          29,476
                                                 -------------    --------------    -------------    --------------

Net earnings                                     $      49,278    $        2,140    $        (438)   $       50,980
                                                 =============    ==============    =============    ==============

Net earnings per share:
     Basic                                       $        1.62                                                 1.67
     Diluted                                              1.58                                                 1.63

Average shares outstanding:
     Basic                                              30,457                                               30,457
     Diluted                                            31,182                                               31,182

        See accompanying notes to combining pro forma income statements.

                     Roper Industries, Inc. and Subsidiaries
                Combining Pro Forma Income Statements (unaudited)
                         Nine Months Ended July 31, 2001
                                 (in thousands)

                                                                                Pro forma
                                                    Roper         Struers        entries        Combined
                                                 -----------    -----------    -----------    ------------
Net sales                                        $   422,463    $    61,290    $         -    $    483,753
Cost of goods sold                                   203,245         23,069              -         226,314
                                                 -----------    -----------    -----------    ------------

Gross profit                                         219,218         38,221              -         257,439

Selling, general and administrative costs            149,925         26,797         (2,732)A       175,003
                                                                                     1,013 B
                                                 -----------    -----------    -----------    ------------

Operating profit                                      69,293         11,424          1,719          82,436

Other income                                           1,595            473              -           2,068
Interest expense                                      10,933          3,124          2,016 C        16,073
                                                 -----------    -----------    -----------    ------------

Earnings before income taxes                          59,955          8,773           (297)         68,431

Income taxes                                          21,200          4,017           (104)D        25,113
                                                 -----------    -----------    -----------    ------------

Net earnings                                     $    38,755    $     4,756    $      (193)   $     43,318
                                                 ===========    ===========    ===========    ============

Net earnings per share:
     Basic                                       $      1.26                                          1.41
     Diluted                                            1.23                                          1.37

Average shares outstanding:
     Basic                                            30,722                                        30,722
     Diluted                                          31,594                                        31,594

        See accompanying notes to combining pro forma income statements.

                                  EXHIBIT INDEX

Exhibit No.    Exhibit
-----------    -------

23.1           Consent of independent auditors.

99.1 Share Sale and Purchase Agreement dated July 9, 2001 and Addenda, by and among EQT Scandinavia Ltd. and Roper Industries, Inc. *

_____________________
*The following schedules or similar attachments to the above Exhibit have been omitted and will be furnished supplementally upon request.

Schedules

0.1            Direct investors and limited partnerships

0.2            The Management Shareholders

0.3            Consolidated 2000 Accounts

0.4            Principles for calculating the Consolidated Interest Bearing Net
               Debt.

0.5            Draft Interim Accounts

0.6            Due Diligence Documentation

0.7            Sellers' Knowledge

0.8            Buyer's Knowledge

0.9            Management Subscription Rights and division of Shares

0.10           Definition of Material Adverse Effect (as used in Section 4)

0.11           Radiometer Agreement

0.12           Subsidiaries

0.13           Treasury Subscription Rights

0.14           Principles for calculating the Working Capital

2.3            Allocation principles and calculation of the Estimated Purchase
               Price

2.4            Comfort Letter

5.2.9          Legal opinion forms

5.3            Escrow Agreement

6.1.4          Minutes of extraordinary meeting of shareholders

6.1.9          Registered intellectual property rights

6.1.10         Key employees

6.1.11       Insurance policies

6.1.18       Agreements restricting competition

8.1.2        US lease

8.1.3        Access to the Group pending Closing

9.2.3        Due diligence reports